Ex. 99.1
Input/Output Changes Name to ION
Rebranding Consistent with Ongoing Corporate Transformation
HOUSTON – September 21, 2007 – Input/Output, Inc. (NYSE: IO) announced today that it has changed its company name to ION Geophysical Corporation. The name change, which is effective immediately, will be accompanied by a rebranding initiative that reflects the company’s evolution from its legacy as a seismic equipment manufacturer to its present position as a broad-based provider of cutting-edge imaging technologies, services, and solutions for the global oil & gas industry.
“The ongoing transformation of the company forced us to revisit our corporate identity,” said Bob Peebler, President and CEO of ION. “As proud as we are of our heritage in developing innovative geophysical instruments, we have moved beyond our roots in seismic equipment. Following the acquisitions of Concept Systems and GX Technology, I/O added significant capabilities in both data management software and advanced imaging services. The people and the core technologies of these acquired companies have enabled us to develop revolutionary seismic solutions such as FireFly®, our integrated ecosystem of hardware, software, and data processing services for cableless land seismic imaging. We expect to develop additional innovative solutions in the years ahead as we build the leading seismic imaging company of the 21st century. Our company’s lines of business and our vision for the future have simply outgrown the Input/Output name.”
The company will remain incorporated in the state of Delaware and continue to trade under the ticker symbol ‘IO’ on the New York Stock Exchange. The company’s web site can now be accessed at www.iongeo.com.
“The name ION was chosen because it represents a simple transition from I/O,” stated Chris Friedemann, Senior Vice President of Corporate Marketing for ION. “The addition of the ‘N’ conveys ‘I/O Now’ as well as ‘I/O Next,’ reflecting both our offerings of today and our innovations of tomorrow. An ion is an atom that has gained or lost electrons and, as a result, is both energized and in a state of flux. ION symbolizes our corporate growth history and the capabilities we have gained through acquisition. At another level, the dynamic nature of the ion reflects our restless passion for developing state-of-the-art products, services, and solutions that are tailored to the unique requirements of each customer we serve and project we undertake.”
The brand transition will be supported through an integrated promotional campaign that includes print, on-line, and multimedia initiatives. ION has adopted a new tagline – Charged with Innovation™ – to reflect the company’s tradition of developing revolutionary geophysical products and services such as VectorSeis®, FireFly, DigiFIN™, and the reverse time migration (RTM) imaging technique.
Media Event
ION will be unveiling its new corporate identity at the SEG annual convention next week in San Antonio, Texas. Members of the media are invited to attend a special launch event at ION’s booth #1229 at 10:30am on Tuesday, September 25.
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

About ION
ION is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION’s offerings allow E&P operators to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and enable seismic contractors to acquire geophysical data more efficiently. Additional information about ION is available at www.iongeo.com.
Contacts
ION (Investor relations)
Chief Financial Officer
Brian Hanson, +1 281.879.3672
ION (Media relations)
Director — Corporate Marketing
Kelly Kline, +1 281.468.5224
kkline@iongeo.com
The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.